EXHIBIT 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference of our report dated February 26, 2003, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, into the Company's previously filed Forms S-3 and S-8 Registration Statements, File Numbers 33-85118 (S-3), 333- 14513 (S-3), 333-43149 (S-3), 333-70676 (S-3),
33-80580 (S-8), 333-3664 (S-8), 333-17899 (S-8), 333- 25835 (S-8), and 333-76024
(S-8).

BDO Seidman, LLP
Chicago, Illinois
March 28, 2003